                                                                     EXHIBIT 4.2

                                 FORM OF WARRANT

THE WARRANT EVIDENCED HEREBY, AND THE SHARES OF COMMON STOCK ISSUABLE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE APPLICABLE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND SHALL NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED DISPOSITION IS THE SUBJECT OF A CURRENTLY EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND SUCH STATE SECURITIES LAWS IN CONNECTION WITH SUCH DISPOSITION.

                             NOVATEL WIRELESS, INC.

                          COMMON STOCK PURCHASE WARRANT

                          Void After December __, 2005

                    This Stock Purchase Warrant is Issued to

                          [Insert Investor Information]

(hereinafter called the "initial registered holder" or the "registered holder," which term shall include its successors and assigns) by Novatel Wireless, Inc., a Delaware corporation (hereinafter referred to as the "Company"). The holder of this Warrant is entitled to certain of the benefits conferred by that certain Series A Convertible Preferred Stock and Warrant Purchase Agreement dated as of December 21, 2001 (the "Purchase Agreement"), a copy of which is on file at the office of the Company at the address specified below. This Warrant may be transferred by the registered holder only in accordance with the provisions of Sections 1.04 and 5 hereof. A copy of the Purchase Agreement will be furnished to any subsequent registered holder hereof upon written request. The Purchase Agreement contains an undertaking by the Company under certain circumstances to effect registration and qualification under federal and state securities laws of, or to take other action with respect to, the shares of Common Stock, par value $.001, of the Company ("Common Stock") issuable on exercise of this Warrant. Unless otherwise defined herein, defined terms in this Warrant shall have the meanings ascribed thereto in the Purchase Agreement.



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        Section 1. The Warrant.

        1.01. For value received and subject to the terms and conditions hereinafter set forth, the registered holder is entitled, upon surrender of this Warrant at any time on or prior to December 21, 2005, subject to Section 1.07 herein, (with the subscription form annexed hereto duly executed) at the office of the Company at 9360 Towne Centre Drive, Suite 110, San Diego, CA 92121, or such other office of which the Company shall notify the registered holder hereof in writing, to purchase from the Company [_____] fully paid and non-assessable shares ("Initial Exercisable Shares" and, as adjusted from time to time as hereinafter provided, "Exercisable Shares") of Common Stock for an initial exercise price of $1.20 per share, as adjusted from time to time as provided below (the "Warrant Exercise Price"). This Warrant may be exercised in full or in part from time to time, subject to the limitations set forth in Section 1.06 hereof. Within 5 business days after surrender of this Warrant and receipt of payment of the Warrant Exercise Price, the Company shall issue and deliver to the registered holder a certificate or certificates for shares of Common Stock, in certificates of such denominations and in such names as the registered holder may specify, together with any other stock, securities or property to which such holder may be entitled to receive pursuant to Sections 1.05(B), 1.05(C) or 1.05(D) hereof. In the case of the purchase of less than all the shares purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a substitute Warrant of like tenor for the balance of the shares purchasable hereunder. This Warrant shall expire at 8:00 P.M. (Eastern Standard Time) on December __, 2005 and shall be void thereafter.

        1.02. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for the purpose of issue upon exercise of the rights evidenced hereby, a sufficient number of shares of its Common Stock to provide for the exercise of such rights. Upon surrender for exercise, this Warrant shall be canceled and shall not be reissued; provided, however, that upon the partial exercise hereof a substitute Warrant representing the rights to subscribe for and purchase any such unexercised portion hereof shall be issued.

        1.03. Subject to compliance with applicable securities laws, this Warrant may be subdivided into one or more Stock Purchase Warrants entitling the registered holder to purchase shares of Common Stock in multiples of one or more whole shares, upon surrender of this Warrant by the registered holder for such purpose at the office of the Company.

        1.04. The Company shall maintain at its office (or at such other office or agency of the Company as it may from time to time designate in writing to the registered holder hereof), a register containing the names and addresses of the holders of all Stock Purchase Warrants. The registered holder of such a Warrant shall be the person in whose name such Warrant is originally issued and registered, unless a subsequent holder shall have presented to the Company such Warrant, duly assigned to him, for inspection and a written notice of his acquisition of such Warrant and designating in writing the address of such holder, in which case such subsequent holder of the Warrant shall become a subsequent registered holder. Any registered holder of this Warrant may change his address as shown on such register by written notice to the Company requesting such change. Any written notice required or permitted to be given to the registered holder of this Warrant shall be mailed, by registered or certified mail, to such registered holder at his address as shown on such register.

        1.05. The rights of the registered holder shall be subject to the following terms and conditions:

               (A)    Adjustments to the Warrant Exercise Price.

                      (i) Special Definitions. For purposes of this Warrant, the following definitions shall apply:


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

                             (1) "Original Issue Date" shall mean the date on which this Warrant was issued.

                             (2) "Stock Purchase Warrants" shall mean the Warrants sold by the Company pursuant to the Purchase Agreement.

                             (3) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Original Issue Date by reason of stock dividends, distributions payable in common stock, stock splits, reverse stock splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations or other similar event, other than:

                                    (a)    securities issued or issuable as a
               dividend or distribution on the Series A Preferred Stock;

                                    (b)    any securities issued or issuable as
               a result of an adjustment of the Warrant Exercise Price made pursuant to Subsection 1.05(A);

                                    (c)    any shares of capital stock of the
               Company, not to exceed one-half of one percent of the total issued and outstanding capital stock of the Company on an "as converted to Common Stock" basis, the issuance of which is approved by vote of a majority of the Board of Directors of the Company, including the affirmative vote of a majority of the directors designated for election by the holders of the Series A Preferred Stock;

                                    (d)    not more than ten shares of capital
               stock of the Company on an "as converted to Common Stock" basis, the issuance of which resulted from mathematical or other error or inadvertence, provided that the transaction in which such shares were issued was approved at the time by vote of a majority of the Board of Directors of the Company, including the affirmative vote of a majority of the directors designated for election by the holders of the Series A Preferred Stock; and

                                    (e)    any issuance of Common Stock to
               Sanmina Corporation that does not exceed 10% of the common stock outstanding immediately prior to the Original Issue Date.

                      (ii) Adjustment of the Warrant Exercise Price and Number of Shares of Common Stock for Dividends, Distributions, Subdivisions, Combinations or Consolidations of Common Stock.

                             (1)    Stock Dividends, Distributions or
        Subdivisions. In the event the Company shall be deemed to have issued Additional Shares of Common Stock in a stock dividend, stock distribution or subdivision, the Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant in effect immediately prior to such deemed issuance shall, concurrently with the effectiveness of such deemed issuance, be proportionately decreased or increased, as appropriate.

                             (2) Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined, consolidated or otherwise changed, by recapitalizations, reclassifications, stock splits, reverse stock splits, exchanges of shares, separations, reorganizations, liquidations or otherwise, the Warrant Exercise Price and the


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

        number of shares of Common Stock issuable upon exercise of this Warrant in effect immediately prior to any such combination, consolidation or other event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

               (B) Adjustments for Certain Dividends and Distributions. In the event that at any time or from time to time after the Original Issue Date the Company shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Stock Purchase Warrants shall receive upon exercise thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company that they would have received had their Stock Purchase Warrants been exercised for Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the exercise date, retained such securities receivable by them as aforesaid during such period, giving application during such period to all adjustments called for herein.

               (C) Adjustment for Reclassification, Exchange, or Substitution. In the event that at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the exercise of this Warrant shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a merger, consolidation, or sale of assets provided for below), then and in each such event the registered holder of this Warrant shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such Warrant might have been exercisable for immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

               (D) Adjustment for Merger, Consolidation or Sale of Assets. In the event that at any time or from time to time after the Original Issue Date, the Company shall sell all or substantially all of its assets or merge or consolidate with or into another entity, this Warrant shall thereafter be exercisable for the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of this Warrant would have been entitled to receive upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 1.05 with respect to the rights and interest thereafter of the registered holders of the Stock Purchase Warrants, to the end that the provisions set forth in this Section 1.05 (including provisions with respect to changes in and other adjustments of the Warrant Exercise Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

               (E) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, including, without limitation, voluntary bankruptcy proceedings, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but shall at all times in good faith assist in the carrying out of all the provisions of this
Section 1.05 and in the taking of all such action as may be necessary or appropriate on order to protect the rights of the registered holder of this Warrant against impairment.

               (F) Notice of Adjustment of the Warrant Exercise Price or Number of Exercisable Shares. Upon the occurrence of each adjustment, readjustment or other change relating to the Warrant Exercise Price or in the number of Exercisable Shares, then, and in each such case, the Company at its


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

expense shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder at the address of such registered holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease in the number of Exercisable Shares (or other denominations of securities) purchasable at the Warrant Exercise Price upon the exercise of this Warrant setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

               (G) Notice. In case at any time: (1) the Company shall pay any dividend or make any distribution (other than regular cash dividends from earnings or earned surplus paid at an established rate) to the holders of its Common Stock; (2) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; (3) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with or sale of all or substantially all of its assets to another corporation; or (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of such cases, the Company shall give written notice, by first class mail, postage prepaid, addressed to the registered holder at the address of such registered holder as shown on the books of the Company of the date on which (a) the books of the Company shall close or a record date shall be fixed for determining the shareholders entitled to such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also provide reasonable details of the proposed transaction and specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

               (H) Voting Rights. This Warrant shall not entitle the registered holder to any voting rights or any other rights as a stockholder of the Company but upon presentation of this Warrant with the subscription form annexed duly executed and the tender of payment of the Warrant Exercise Price at the office of the Company pursuant to the provisions of this Warrant the registered holder shall forthwith be deemed a stockholder of the Company in respect of the shares of Common Stock so subscribed and paid for.

               (I) No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Warrant Exercise Price or in the number of shares of Common Stock issuable upon its exercise. A Warrant issued after any adjustment on any partial exercise or upon replacement may continue to express the same Warrant Exercise Price and the same number of shares of Common Stock (appropriately reduced in the case of partial exercise) as are stated on this Warrant as initially issued, and that Warrant Exercise Price and that number of shares shall be considered to have been so changed as of the close of business on the date of adjustment.

        1.06. Notwithstanding any other provision of this Warrant, the Company shall not be obligated to issue, in the aggregate, more than 10,868,831 shares of Common Stock as constituted as of the date hereof (the "Nasdaq Cap") upon (1) conversion of the Series A Preferred and (2) exercise of the Stock Purchase Warrants if issuance of a larger number of shares would constitute a breach of the Company's obligations under its agreements with The Nasdaq Stock Market.

        1.07. The rights of the registered holder shall be subject to mandatory exercise at the option of the Company as described below:

               (A)    Mandatory Exercise of the Warrant.

                      (i) On or at any time following the Registration Effective Date (as defined below), the Company may, on at least 10 days' notice, elect to require to have the registered holder of this Warrant exercise any and all remaining Exercisable Shares at the Warrant Exercise Price, as adjusted, prior to the Exercise Expiration Date (as defined below) (such election by the Company, the "Mandatory Exercise Election"); provided, that the Company may not exercise such right unless: (i) the Registration Statement (as defined below) is effective, (ii) the average of the closing prices of the Common Stock as reported by The Nasdaq Stock Market over the twenty consecutive trading-day period ending not more than five business days prior to the date of the Company Notice (as defined below) is greater than or equal to the product of (x) the Warrant Exercise Price in effect on the last day of such twenty consecutive trading-day period and (y) 2.00, and (iii) during the period beginning on the date of the Company Notice (as defined below) and ending on the Exercise Expiration Date (as defined below) (1) the Company shall not have received any request from the SEC or any other federal or state governmental authority for amendments or supplements to the Registration Statement or related prospectus or for additional information; (2) no stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose shall have been issued by the SEC or any other federal or state governmental authority; (3) the Company shall not have received any notification with respect to the suspension of the qualification or exemption from qualification of the Common Stock for sale in any jurisdiction or the initiation of any proceeding for such purpose; and (4) there shall not have occurred any event or circumstance which would necessitate the making of any changes in the Registration Statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                      (ii) The Company shall provide written notice (the "Company Notice") by first class mail, postage prepaid, to the registered holder of the Warrant subject to the Mandatory Exercise Election at the address last shown on the records of this Company for such holder, notifying such holder of the Mandatory Exercise Election, specifying the date by which the Warrant must be exercised (the "Exercise Expiration Date"); provided that such Exercise Expiration Date shall not be less than 10 days from the date of the Company Notice, the place at which the subscription form annexed hereto duly executed and payment in an amount equal to the Warrant Exercise Price may be made to the Company and calling upon such holder to surrender to the Company, in the manner and at the place designated, the Warrant subject to the Mandatory Exercise Election. Notwithstanding anything to the contrary contained in this Warrant, the registered holder shall not be entitled to exercise the Warrant unless the Company receives both the subscription form annexed hereto duly executed and payment in an amount equal to the Warrant Exercise Price, as adjusted, in the form of (i) a certified or cashier's check payable to the order of the Corporation, (ii) a wire transfer to the account of the Company, or (iii) any combination of (i) and (ii) above. In the event that the Warrant is not exercised prior to 5:00 p.m., Los Angeles time, on the Exercise Expiration Date, the Warrant (and the right to exercise the Warrant) shall lapse and terminate and be void thereafter.

               (B) Definitions: For purposes of this Section 1.07, the following definitions shall apply:

                      (i) "Registration Effective Date" shall mean the first date on which the Registration Statement has been declared effective.


                      (ii) "Registration Statement" shall mean the Company's registration statement on Form S-3 under the Securities Act of 1933, as amended, covering the registration of (a) the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and (b) the shares of Common Stock issuable upon exercise of the Warrants.

        Section 2. Covenant of the Company. All shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

        Section 3. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the registered holder would, except for the provisions of this Section 3, be entitled to receive a fractional share of Common Stock, then the Company shall pay in cash to such registered holder an amount equal to such fractional share multiplied by the fair market value of one share of Common Stock (as reasonably determined by the Board of Directors of the Company) on the date of such exercise.

        Section 4. Substitution. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company will issue a new Warrant of like tenor and denomination and deliver the same (a) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (b) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft, or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction), and of indemnity (or, in the case of the initial holder or any other institutional holder, an indemnity agreement) satisfactory to the Company.

        Section 5. Transfer Restrictions. This Warrant and the shares of Common Stock into which this Warrant is exercisable shall not be sold, transferred, pledged or hypothecated unless the proposed disposition is the subject of a currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or unless the Company has received an opinion of counsel reasonably satisfactory in form and scope to the Company that such registration is not required except that such restrictions shall not apply to any transfer of this Warrant or the shares of Common Stock into which this Warrant is exercisable: (i) to a partner or other affiliate of the registered holder, including any entity of which the registered holder or a related entity is a General Partner; (ii) by gift or bequest or through inheritance to, or for the benefit of, any member or members of the registered holder's immediate family; (iii) by a registered holder to a trust (a) in respect of which the registered holder serves as trustee, provided that the trust instrument governing such trust shall provide that the registered holder, as trustee, shall retain sole and exclusive control over the voting and disposition of such Warrant until the termination of this Warrant or (b) for the benefit solely of any member or members of the registered holder's immediate family; and (iv) pursuant to any underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act.

        Section 6. Taxes. The Company shall pay any taxes or other charges that may be imposed in respect of the issuance and delivery of the Warrant or any shares of Common Stock or other property upon exercise hereof.

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        Section 7. Governing Law. This Warrant shall be deemed a contract made under the laws of the State of New York and its provisions and the rights and obligations of the parties hereunder shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York, without regard to its principles of conflicts of laws.

        Section 8. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

                                     ******

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        IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase
Warrant to be signed by its Chief Executive Officer thereunto duly authorized and attested by its Secretary this ____ day of December, 2001.


ATTEST:                                 NOVATEL WIRELESS, INC.


By:__________________________           By:_____________________________
Name: Melvin L. Flowers                 Name: John Major
Its:  Secretary                         Its:  Chief Executive Officer

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                                SUBSCRIPTION FORM

        The undersigned, the registered holder of the within Common Stock Purchase Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ________ shares of Common Stock of Novatel Wireless, Inc., and herewith makes payment of $___________ therefor and requests that the certificates representing such shares be issued in the name of and delivered to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

and if such shares shall not include all of the shares issuable under this Warrant, that a new Warrant of like tenor and date be delivered to the undersigned for the shares not issued.

Dated:___________________               ________________________________
                                        Signature

                               FORM OF ASSIGNMENT

For value received the undersigned hereby sells, assigns and transfers unto ______________________________ whose address is _______________________________
_____________________________________________________________________________,
the attached Common Stock Purchase Warrant with respect to ____________ shares purchasable thereby, and does hereby irrevocably constitute and appoint _____________________________________ attorney to transfer such Warrant on the books of the within named corporation with full power of substitution in the premises.

Dated:__________________________

In the presence of:

________________________                _________________________________
                                        Signature





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